UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

ChargePoint Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 841-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Warrants, each whole warrant exercisable for Common Stock at an exercise price of $11.50 per share	CHPT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Staff Statement”). ChargePoint Holdings, Inc., a Delaware corporation (the “Company”), has evaluated the applicability and potential impact of the Staff Statement on the Company’s financial statements. The Staff Statement clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being classified as a liability measured at fair value, with non-cash fair value adjustments recorded in the statement of operations at the end of each reporting period.

On May 4, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in consultation with management of the Company, concluded that the following financial statements could no longer be relied upon, based upon the facts described below: (i) the audited financial statements of Switchback Energy Acquisition Corporation (“Switchback”) as of December 31, 2020 and 2019, for the year ended December 31, 2020 and for the period from May 10, 2019 (inception) through December 31, 2019 included in the Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 10, 2021, and (ii) the condensed consolidated unaudited financial statements of Switchback included in Switchback’s Quarterly Reports on Form 10-Q for (a) the three months ended March 31, 2020, (b) the three and six months ended June 30, 2020, (c) the three and nine months ended September 30, 2020, (d) three months ended September 30, 2019 and for the period from May 10, 2019 (inception) through September 30, 2019 and (e) for the period from May 10, 2019 (inception) through June 30, 2019 (collectively, the “Non-Reliance Periods”). Until the Company has reissued the restated financial statements for the Non-Reliance Periods, investors, analysts and other readers of the Company’s filings with the SEC are cautioned to not rely on the financial statements in question as they are affected by the accounting issues described in this Form 8-K. Similarly, related press releases, earnings releases and investor communications describing the financial statements for Non-Reliance Periods should no longer be relied upon.

Based on the Staff Statement, the Company re-evaluated the accounting treatment of the public and private placement warrants (collectively, the “Warrants”) issued in connection with the initial public offering of Switchback, a SPAC, and recorded on its consolidated financial statements. Company management conducted this re-evaluation in consultation with WithumSmith+Brown, PC, the independent registered public accounting firm of Switchback during the Non-Reliance Periods. Based on its re-evaluation of the Warrants, Company management concluded that the Warrants should have been accounted for as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period, rather than equity. The historical financial statements of ChargePoint, Inc. were not affected by the Staff Statement, as the business combination pursuant to which ChargePoint, Inc. merged with a wholly-owned subsidiary of Switchback was consummated on February 26, 2021 and the Form 10-Q for the quarter in which the business combination closed has not yet been filed.

The Company is working diligently to finalize the valuation of the Warrants and with WithumSmith+Brown, PC to file an amendment to the Annual Report on Form 10-K for the year ended December 31, 2020 filed by Switchback (the “Form 10-K/A”) reflecting the reclassification of the Warrants for the Non-Reliance Periods as soon as practicable. The adjustments to the financial statement items for the Non-Reliance Periods will be set forth through disclosures in the financial statements included in the Form 10-K/A. The Company is also in the process of reassessing the effectiveness of its disclosure controls and procedures and internal controls over financial reporting.

The Company’s management and Audit Committee have discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm during the Non-Reliance Periods, WithumSmith+Brown, PC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

DATE: May 5, 2021	By:	/s/ Rex Jackson
Rex Jackson
Chief Financial Officer